Restated Certificate of Incorporation
of
CALERES, INC.

(Under Section 807 of the Business Corporation Law)

The undersigned, being the Senior Vice President, General Counsel and Corporate Secretary of Caleres, Inc., a New York Corporation (the “Company”), hereby certifies that:

1. The name of the Company is Caleres, Inc. The name under which the Company was originally formed is Brown Shoe Company, Inc., and subsequently changed its name to Brown Group, Inc. and subsequently changed its name to Brown Shoe Company, Inc.

2. The certificate of incorporation of the Company was filed by the Department of State on January 2, 1913.

3. The restatement of the certificate of incorporation herein certified was authorized by the Board of Directors of the Company at a meeting of the Board of Directors on March 11-12, 2015.

4. The text of the certificate of incorporation of the Company is hereby restated without further amendment or change to read as follows:

FIRST:        The name of the Company shall be Caleres, Inc. (hereinafter termed “Company”).

SECOND:    The business office of the Company is located in the City of New York, County of New York, State of New York.

THIRD:    The purpose or purposes of the Company are as follows:

To manufacture, buy, sell and deal in leather and leather goods, boots, shoes, footwear, rubber and rubber goods of every kind, nature and description and all accessories thereto.
As principal, agent, commission merchant or consignee, to acquire, by purchase or otherwise, own, hold, take on lease or in exchange, mortgage, lease, sell or otherwise dispose of any and all real and personal property, rights and privileges suitable or convenient for any of its purposes or businesses, and to acquire, by purchase or otherwise, own, hold, lease, mortgage, sell or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, store-houses, buildings and manufacturing and commercial establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary or incidental to, or connected with any of its purposes of businesses.

To purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of capital stock or any bonds, securities or evidences of indebtedness of any corporation, domestic or foreign, and to pay therefor (in whole or in part), in cash or other property, or by the issue and delivery of its own capital stock, bonds or other obligations, or of any other corporation, and to exercise in respect of any such shares of stock, bonds or other securities any and all rights, powers and privileges of individual owners or holders, including the right to vote thereon.
To acquire from time to time such property or shares of the capital stock of any other corporation or corporations as the Board of Directors shall deem of advantage to Brown, at such valuation as, in the judgment of said board, shall be fair and just.
To purchase, retire, redeem, hold, re-issue and otherwise dispose of the shares of its stock or its bonds or other obligations in such amounts and in such manner and upon such terms as the Board of Directors may deem expedient in so far as may be permitted by law.
To acquire, purchase, hold, use, sell, assign, lease, mortgage, or otherwise dispose of inventions, patents, patent rights, licenses and privileges, improvements, trade-marks and trade-names, or pending applications therefor, or connected therewith, covering in whole or in part any and all articles manufactured or dealt in by it, or relating to, or useful in connection with any business that may at any time be carried on by it.
To make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures and other obligations, from time to time, for the purchase of property or for any purpose in or about its business, and to secure the payment of any such obligation by mortgage, pledge, deed of trust or otherwise.
To do any or all the things herein set forth, and such other things as are incidental or conducive to the attainment of the above objects, to the same extent as natural persons might or could do, and in any part of the world, in so far as may be permitted by law.
To engage in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board agency or other body, without such consent or approval first being obtained.

FOURTH:    The aggregate number of shares which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock having a par value of $0.01 per share and 1,000,000 shares shall be Preferred Stock having a par value of $1.00 per share.

1.     The Preferred Stock may be issued from time to time as follows:
(a) As shares of one or more series of Preferred Stock, with such serial designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors; and in such resolutions providing for the issue of each particular series, the Board of Directors, to the fullest extent permitted by law, is expressly authorized to fix:

(i) the dividend rights of the particular series, including, without limitation, the annual dividend rate, whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends shall be cumulative;
(ii) the right, if any, of the Corporation to redeem shares of the particular series and the terms and conditions of such redemption;
(iii) the amounts per share which the particular series shall be entitled to receive in case of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(iv) the voting power, if any, for the particular series and the terms and conditions under which such voting power may be exercised, provided that the shares of all series having voting power shall not have more than one vote each;
(v) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise and the terms and conditions of such obligation;
(vi) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of Common Stock including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and
(vii) any other rights, preferences or limitations of the shares of such series consistent with the provisions hereof governing the Preferred Stock.
(b) In case the stated dividends and the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.
2.     The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus legally available for the payment of dividends, preferential cash dividends at the annual rate for each particular series theretofore fixed by the Board of Directors as hereinbefore provided. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subdivision 2.
3.     So long as any of the Preferred Stock shall remain outstanding, in no event shall any dividends whatsoever, whether in cash, stock or other property (except a dividend payable in Common Stock of the Company), be paid or declared, or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired by the Corporation:
(a) unless all accrued dividends on the Preferred Stock of all series shall have been paid and full dividends for the then current dividend period in respect of any shares of such stock which have cumulative dividend rights shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

(b) unless, if at any time the Corporation is obligated to retire shares of any series of the Preferred Stock pursuant to a sinking fund or fund of a similar nature, all arrears in respect of the retirement of the Preferred Stock of all series shall have been made good; and
(c) except out of surplus legally available at the time for the payment of such dividends or for the purchase of such stock.
Subject to the foregoing provisions and not otherwise, such dividends (payable either in cash, stock or other property) may be determined by the Board of Directors may be declared and paid from time to time on the Common Stock out of the remaining surplus of the Corporation legally available for the payment of dividends, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or other property.
4.     No holder of shares of Preferred Stock of any series shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.
5.     In the event of a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, then, before any distribution or payment shall be made to the holders of the Common Stock, the holders of each series of the Preferred Stock shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of the issue of shares of each such series and, in the case of each share of the Preferred Stock having cumulative dividend rights, an amount, computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share became cumulative to the date fixed for such distribution or payment, less the aggregate amount of all dividends theretofore and on such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock.
FIFTH:    The name of the registered agent of the Company is Corporation Service Company and the address of the registered agent is 80 State Street, Albany, New York 12207-2543, upon whom process against the corporation may be served.
The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is c/o Corporation Service Company, 80 State Street, Albany, New York 12207-2543.
SIXTH:    The duration of the Company shall be perpetual.
SEVENTH:    The number of directors of the Company shall be determined in the manner provided in the by-laws, but shall not be less than 7 nor more than 21, divided into three classes. At each annual election the term of one class of directors shall expire, and the successors of the directors of such class shall be elected for a term of three years. Each class shall consist of such number of directors as may be provided in the by-laws of the Company; provided, however, that at least one-fourth in number of the directors of the Company shall be elected annually.
EIGHTH:    The directors shall have power among other things:

(a) From time to time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of stockholders; and no stockholders shall have any right to inspect any book or account or document of the Company except as conferred by the statutes of New York, or authorized by the directors;
(b) Subject to the provisions of the aforesaid “Business Corporation Law,” to hold their meetings either within or without the State of New York, and to have one or more offices, and to keep the books of the Company (except the stock and transfer books) outside the State of New York, and at such place or places, as may from time to time be a designated by them;
(c) To provide by the by-laws, or otherwise, for the selection, from among their own number, of an executive committee, of such number as they may from time to time designate, and to delegate to such executive committee all or any of the powers of the board of directors, when the board is not in session, provided that such delegation of power is not contrary to law;
(d) To appoint such other standing committees as they may determine, with such powers as shall be conferred by them or as may be authorized by the by-laws; and
(e) To appoint officers of the Company, including one or more vice-presidents, one or more assistant treasurers, and one or more assistant secretaries, and to provide that the persons so appointed shall have, and may exercise, all or any of the powers of the president, of the treasurer and of the secretary, respectively.
NINTH:    No contract or other transaction between the Company and any other corporation shall be affected by the fact that the directors of this Company are interested in or are directors or officers of such other corporation, and any director individually may be a party to or may be interested in any contract or transaction of this Company; and no contract or transaction of this Company with any person or persons, firm or association shall be affected by the fact that any director or directors of this Company is a party to or interested in such contract or transaction, or in any way connected with such person or persons, firm or association, provided that the interest in any such contract or other transaction of any such director shall be fully disclosed and that such contract or other transaction shall be authorized or ratified by the vote of a sufficient number of directors of the Company not so interested; and each and every person who may become a director of this Company is hereby relieved from any liability that might otherwise exist from contracting with the Company for the benefit of himself or any firm, association or corporation in which he may be in any wise interested.
TENTH:    Subject always to the by-laws made by the stockholders, the board of directors may make by-laws, and from time to time, may alter, amend or repeal any by-laws made by them; but any by-laws made by the board of directors may be altered, amended or repealed by the stockholders at any annual meeting, or at any special meeting, provided notice of such proposed alteration or repeal be included in the notice of meeting.
ELEVENTH:    The Board of Directors of the Corporation, when evaluating any offer of another person to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its Stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituencies of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located, to the extent permissible under the New York Business Corporation Law.
TWELFTH:    No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for any beach of his duties as a director, provided that this Article Thirteenth shall not eliminate or limit any liability arising out of a judgment or other final determination adverse to the director which establishes that (a) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; (b) he personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (c) his acts violated Section 719 of the New York Business Corporation Law. This Article Thirteenth shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. No repeal or modification of this Article Thirteenth, directly or by adoption of an inconsistent provision in this Certificate of Incorporation, shall be effective with respect to any cause of action, suit, claim or other matter arising out of or relating to any act or omission occurring prior to such repeal or modification.

[Remainder of page left intentionally blank; signature page attached]

Signed on May 28, 2015

/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

(Signature Page – Restated Certificate of Incorporation of Caleres, Inc.)